Exhibit 11
- - ----------

             INTERGRAPH CORPORATION AND SUBSIDIARIES
                 COMPUTATIONS OF LOSS PER SHARE

- - -----------------------------------------------------------------------------
Quarter Ended June 30,                                   1994         1993
- - -----------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                               $(20,164)    $(18,608)
                                                       ========     ========
PRIMARY

Weighted average common shares outstanding               44,842       46,217

Net common shares issuable on exercise of certain
  stock options (1)                                         ---           35
                                                       --------     --------
Average common and equivalent common
  shares outstanding                                     44,842       46,252
                                                       ========     ========

Per share amount                                       $(   .45)    $(   .40)
                                                       ========     ========

FULLY DILUTED (2)

Weighted average common shares outstanding               44,842       46,217

Net common shares issuable on exercise of certain
  stock options (1)                                         ---           35
                                                       --------     --------
Average common and equivalent common
  shares outstanding                                     44,842       46,252
                                                       ========     ========

Per share amount                                       $(   .45)    $(   .40)
                                                       ========     ========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities
    Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Exhibit 11
- - ----------

             INTERGRAPH CORPORATION AND SUBSIDIARIES
                 COMPUTATIONS OF LOSS PER SHARE

- - ----------------------------------------------------------------------------
Six Months Ended June 30,                               1994         1993
- - ----------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                             $(34,211)     $(26,280)
                                                     ========      ========
PRIMARY

Weighted average common shares outstanding             45,096        46,869

Net common shares issuable on exercise of certain
  stock options (1)                                       ---            88
                                                     --------      --------
Average common and equivalent common
  shares outstanding                                   45,096        46,957
                                                     ========      ========

Per share amount                                     $(   .76)     $(   .56)
                                                     ========      ========

FULLY DILUTED (2)

Weighted average common shares outstanding             45,096        46,869

Net common shares issuable on exercise of certain
  stock options (1)                                       ---            88
                                                     --------      --------
Average common and equivalent common
  shares outstanding                                   45,096        46,957
                                                     ========      ========

Per share amount                                     $(   .76)     $(   .56)
                                                     ========      ========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities
    Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                        18